SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                 ____________

                                  FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                                 ____________

                              fonix corporation
           (Exact name of registrant as specified in its charter)
                                 ____________

         Delaware                                             22-2994719
(State or other jurisdiction                               I.R.S. Employer
    of incorporation or                                   Identification No.
        organization)



                            60 East South Temple
                        Salt Lake City, Utah 84111
                              (801) 328-0161

           (Address of principal executive offices and Zip Code
                     And Telephone Number of Issuer)


                   1997 Stock Option and Incentive Plan
                         (Full Title of the Plan)
                     ________________________________


               Jeffrey N. Clayton, Esq., Vice President, Legal
                             fonix corporation
                           60 East South Temple
                         Salt Lake City, Utah 84111
                               (801) 328-0161
        (Name, address and telephone number, including area code,
                            of agent for service)

                                 Copies to:
                            Jeffrey M. Jones, Esq.
                     Durham, Evans, Jones & Pinegar, P.C.
                       50 South Main Street, Suite 850
                         Salt Lake City, Utah  84144
                               (801) 538-2424

                      CALCULATION OF REGISTRATION FEE

________________________________________________________________________________________________________
Title of each class                        Proposed maximum      Proposed maxi-
of securities to be     Amount to be       offering price per    mum aggregate       Amount of
registered              registered(1)      unit                  offering price      registration fee(4)
--------------------------------------------------------------------------------------------------------
Common Shares,           200,000 shares     $6.59                 $ 1,318,000(2)       $   399.39
par value $.0001
per share, granted
to consultants

Common Shares,           300,000 shares     $7.13                 $ 2,139,000(3)       $   648.18
par value $.0001       3,000,000 shares     $6.50                 $19,500,000          $ 5,909.09
per share, subject       325,000 shares     $6.00                 $ 1,950,000          $   590.91
to stock options
granted to directors
and employees



Common Shares,          3,675,000 shares    $6.59                 $24,218,250          $ 7,338.86
par value $.0001
per share, subject
to stock awards,
stock options or
stock warrants to
be granted to
employees, directors,
or consultants


                                                                                       ===========
                                                                                       $14,886.43
_______________________________________________________________________________________________________

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on NASDAQ on October 2, 1997 (within 5 business days prior to the date of filing the registration statement).

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which the options may be exercised.

(4)  1/33 of 1 percent of the maximum aggregate offering price, pursuant to
Section 6(b) of the Securities Act of 1933.

                               PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.Incorporation of Documents by Reference.

          The following documents filed with the Commission by fonix corporation (the "Company" are incorporated herein by reference:

           (a) The Company's Annual Report on Forms 10-KSB and 10-KSB-A for the fiscal year ended December 31, 1996;

           (b) The Company's Current Report on Form 8-K as filed on March 19, 1997;

           (c) The Company's Current Report on Form 8-K as filed on March 31, 1997;

           (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

           (e) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

           (f) Amendment Nos.1 and 2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

           (g) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4. Description of Securities.

          Not applicable.

   Item 5. Interests of Named Experts and Counsel.

          The law firm of Durham, Evans, Jones & Pinegar, P.C. (the "Firm"), Salt Lake City, counsel to the Company, has rendered an opinion attached as an exhibit hereto with respect to the legality of the shares of Common Stock to be registered herein. The Profit Sharing Plan and Trust of the Firm, together with Messrs. Paul Durham, Richard Evans, Jeffrey Jones and Kevin Pinegar as individuals, collectively own approximately 90,000 shares of Common Stock of the Company.

   Item 6. Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of Delaware, together with Article VII, Section 7, of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the General Corporation Law and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Article VII, Section 7 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

   Item 7. Exemption from Registration Claimed.

          Not applicable.

   Item 8. Exhibits.

4(a)   -- 1997 Stock Option and Incentive Plan of fonix Corporation (the
          "1997 Plan").

4(b)   -- Form of Consulting Agreement ("Consulting Agreement") between the
          Company and certain consultants to the Company, pursuant to which consultants receive Common Stock and/or warrants to purchase Common Stock of the Company.

5      -- Opinion of Durham, Evans, Jones & Pinegar, P.C. regarding validity of Common Stock issuable pursuant to the 1997 Stock Option and Incentive Plan.

23(a)  -- Consent of Deloitte & Touche LLP.

23(b) -- Consent of Durham, Evans, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).

   Item 9. Undertakings.

       (a) The undersigned Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  to include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on October 2, 1997.

                       fonix corporation


                       By /s/ Roger D. Dudley
                          ------------------------------------
                          Roger D. Dudley
                          Executive V.P.


                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger D. Dudley, his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


       Signature                  Title                     Date
     --------------             ------------              -----------

 /s/ Stephen M. Studdert        CEO, Chairman of the      September 3, 1997
 -------------------------      Board of Directors
  Stephen M. Studdert

 /s/ Thomas A. Murdock          President/COO and         August 29, 1997
 --------------------------     Director (Principal
   Thomas A. Murdock            Executive Officer)

 /s/ Roger D. Dudley            Executive VP              August 29, 1997
 --------------------------     and Director
  Roger D. Dudley

 /s/ Alan C. Ashton             Director                  September 3, 1997
 --------------------------
  Alan C. Ashton, Ph.D.


 /s/ Joseph Verner Reed         Director                  September 4, 1997
 --------------------------
  Joseph Verner Reed


  /s/ James B. Hayes            Director                  September 3, 1997
 --------------------------
  James B. Hayes


  /s/ Rick D. Nydegger          Director                  September 10, 1997
  --------------------------
  Rick D. Nydegger


  /s/ John A. Oberteuffer       Director                  September 3, 1997
  -------------------------
   John A. Oberteuffer, Ph.D.


  /s/ Douglas L. Rex            Chief Financial           September 17, 1997
  --------------------------    Officer
   Douglas L. Rex

                               EXHIBIT INDEX


Exhibits

4(a) -- 1997 Stock Option and Incentive Plan of fonix corporation (the "1997 Plan").

4(b) -- Form of Consulting Agreement ("Consulting Agreement") between the Company and certain consultants to the Company, pursuant to which consultants receive
          Common Stock and/or warrants to purchase Common
          Stock of the Company.

5     --  Opinion of Durham, Evans, Jones & Pinegar, P.C.
          regarding validity of Common Stock issuable pursuant to the Consulting Agreement.

23(a)  -- Consent of Deloitte & Touche LLP.

23(b)  -- Consent of Durham, Evans, Jones & Pinegar, P.C.
          (included in the opinion filed as Exhibit 5 to this Registration Statement).